Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our report dated December 14, 2008 accompanying the consolidated financial statements and schedule included in the Annual Report of SIFCO Industries, Inc. on Form 10-K for the year ended September 30, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of SIFCO Industries, Inc. on Forms S-8 (File No. 333-150963, effective May 16, 2008 and File No. 333-141225, effective March 12, 2007).
/s/ GRANT THORNTON LLP
Cleveland, Ohio
December 14, 2008

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